Form 8-K
Exhibit 99.01

MEDIA CONTACT:
Sherrie Gutierrez
Silicon Image, Inc.
Phone: 408-616-4017
Sherrie.Gutierrez@siliconimage.com

INVESTOR RELATIONS CONTACT:
Alex Chervet
Silicon Image, Inc.
408-616-4153
Alex.Chervet@siliconimage.com

SILICON IMAGE ANNOUNCES SECOND QUARTER FISCAL 2014 EARNINGS

SUNNYVALE, Calif., July 30, 2014 – Silicon Image, Inc. (NASDAQ: SIMG), a leading provider of multimedia connectivity solutions and services, today reported financial results for its second quarter ended June 30, 2014.

Revenue for the second quarter of 2014 was $59.5 million, compared with $61.6 million in the first quarter of 2014 and $73.7 million in the second quarter of 2013. As previously disclosed, revenue for the second quarter excludes HDMI royalties, the recognition of which have been deferred.

“We saw additional growth in our CE business with first half 2014 performance up 38 percent over the same period last year,” said Camillo Martino, chief executive officer of Silicon Image, Inc. “Strength in our CE business partially offset the headwinds in our mobile business. We are also pleased with the increased momentum and market acceptance of the worldwide standards in which we participate.  In particular, this quarter, the MHL ecosystem showed continued growth with tier one manufacturers shipping MHL 3.0-enabled TVs and the addition of another 4K Ultra HD MHL 3.0 phone.”

GAAP net income for the second quarter of 2014 was $1.1 million, or $0.01 per diluted share, compared with a GAAP net loss of $0.1 million, or $0.00 per share, for the first quarter of 2014 and a GAAP net income of $4.2 million, or $0.05 per diluted share, for the second quarter of 2013.

Non-GAAP net income for the second quarter of 2014 was $3.4 million, or $0.04 per diluted share, compared with a non-GAAP net income of $4.3 million, or $0.05 per diluted share, for the first quarter of 2014, and a non-GAAP net income of $6.5 million, or $0.08 per diluted share, for the second quarter of 2013.  Non-GAAP net income for these periods excludes stock-based compensation expense, amortization of intangible assets, business acquisition related expenses, gain from business acquisition, other than temporary impairment of a privately held company investment, other income from prepaid royalty settlement, proceeds from legal settlement and restructuring charges.

A reconciliation of GAAP and non-GAAP items is provided in a table following the Condensed Consolidated Statements of Operations.

The following are Silicon Image’s financial performance estimates for the third quarter of 2014, which exclude deferred HDMI royalties for the three quarters ended September 30, 2014:

Revenue:	$70 million to $75 million
Gross Margin:	approximately 58%
GAAP operating expenses:	approximately $38 million
Non-GAAP operating expenses:	approximately $34 million
Diluted shares outstanding:	approximately 80.9 million
Non-GAAP tax rate:	approximately 30%

Full year 2014 guidance, which includes deferred HDMI royalties, is as follows:

Revenue	down 4% to 8% as compared to 2013
Gross Margin:	approximately 60%
Non-GAAP operating expenses:	$127 million to $130 million
Non-GAAP tax rate:	approximately 30%

Full year guidance is dependent upon certain key customers maintaining their forecasted shipping patterns.

Use of Non-GAAP Financial Information
Silicon Image presents and discusses gross margin, operating expenses, net income (loss) and basic and diluted net income (loss) per share in accordance with Generally Accepted Accounting Principles (GAAP), and on a non-GAAP basis for informational purposes only. Silicon Image believes that non-GAAP reporting, giving effect to the adjustments shown in the attached reconciliation, provides meaningful information and therefore uses non-GAAP reporting to supplement its GAAP reporting and internally in evaluating operations, managing and monitoring performance, and determining bonus compensation. Further, Silicon Image uses non-GAAP information as certain non-cash charges such as stock-based compensation expense, amortization of intangible assets, business acquisition related expenses, gain from business acquisition, other than temporary impairment of a privately held company investment, other income from prepaid royalty settlement, proceeds from legal settlement and restructuring charges do not reflect the cash operating results of the business. Silicon Image has chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of its operating results and to illustrate the results of operations giving effect to such non-GAAP adjustments. The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Conference Call
Silicon Image will host an investor conference call today to discuss its second quarter of 2014 results at 2:00 p.m. Pacific Time and will webcast the event.  To access the conference call, dial 888-455-2260 or 719-325-2454 and enter passcode 8015090.  The webcast and replay will be accessible on Silicon Image's investor relations website at http://www.SiliconImage.com. A replay of the conference call will be available within two hours of the conclusion of the conference call through August 13, 2014.  To access the replay, please dial 888-203-1112 or 719-457-0820 and enter passcode 8015090.

About Silicon Image, Inc.
Silicon Image (NASDAQ: SIMG) is a leading provider of multimedia connectivity solutions and services for mobile, consumer electronics and PC markets.  Silicon Image’s semiconductor and intellectual property products feature wireless and wired technologies that deliver connectivity across a wide array of devices in the home, office and on the go.  Silicon Image has driven the creation of the industry standards HDMI®, DVI™, MHL® and WirelessHD®, and offers manufacturers comprehensive standards interoperability and compliance testing services via its wholly-owned subsidiary, Simplay Labs.  For more information, visit http://www.siliconimage.com/.

Silicon Image and the Silicon Image logo are trademarks, registered trademarks or service marks of Silicon Image, Inc. in the United States and/or other countries.All other trademarks and registered trademarks are the property of their respective owners in the United States and/or other countries.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements include, but are not limited to, statements related to Silicon Image's future operating results, including revenue, gross margin, operating expenses, tax rates, company growth, progress and stock repurchases. These forward-looking statements involve risks and uncertainties, including the risks of uncertain economic conditions, competition in our markets, Silicon Image's ability to deliver financial performance in-line with its stated goals and other risks and uncertainties described from time to time in Silicon Image's filings with the U.S. Securities and Exchange Commission (SEC). These risks and uncertainties could cause the actual results to differ materially from those anticipated by these forward-looking statements. In addition, see the Risk Factors section of the most recent Form 10-K and 10-Q filed by Silicon Image with the SEC. These forward-looking statements are made on the date of this press release, and Silicon Image assumes no obligation to update any such forward-looking information.

SILICON IMAGE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
Unaudited

	Three Months Ended			Six Months Ended
	June 30, 2014	March 31, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Revenue:
Product	$50,938	$46,766	$63,681	$97,704	$114,022
Licensing	8,598	14,795	9,998	23,393	21,696
Total revenue	59,536	61,561	73,679	121,097	135,718
Cost of revenue and operating expenses:
Cost of product revenue (1)(2)	24,814	24,795	31,023	49,609	56,821
Cost of licensing revenue	-	20	162	20	429
Research and development (3)	17,416	16,957	20,225	34,373	38,783
Selling, general and administrative (4)	15,166	16,865	16,097	32,031	32,499
Amortization of acquisition-related intangible assets	510	208	230	718	481
Restructuring expense (recoveries) (5)	113	129	-	242	(7)
Total cost of revenue and operating expenses	58,019	58,974	67,737	116,993	129,006
Income from operations	1,517	2,587	5,942	4,104	6,712
Proceeds from legal settlement	-	-	1,275	-	1,275
Other than temporary impairment of a privately held company investment	-	-	(1,500)	-	(1,500)
Interest income and other, net	1,043	18	500	1,061	891
Income before provision for income taxes and equity in net loss of an unconsolidated affiliate	2,560	2,605	6,217	5,165	7,378
Income tax expense	1,487	2,554	1,888	4,041	3,630
Equity in net loss of an unconsolidated affiliate	-	150	136	150	259
Net income (loss)	$1,073	$(99)	$4,193	$974	$3,489

Net income (loss) per share – basic	$0.01	$(0.00)	$0.05	$0.01	$0.05
Net income (loss) per share – diluted	$0.01	$(0.00)	$0.05	$0.01	$0.04
Weighted average shares – basic	78,150	77,858	77,245	78,261	76,934
Weighted average shares – diluted	79,988	77,858	78,713	80,367	78,353

(1) Includes amortization of acquisition-related intangible assets	$225	$225	$250	$450	$500
(2) Includes stock-based compensation expense	$148	$173	$153	$321	$288
(3) Includes stock-based compensation expense	$792	$913	$827	$1,705	$1,845
(4) Includes stock-based compensation expense	$1,344	$1,951	$1,438	$3,295	$3,209
(5) Includes stock-based compensation expense	$44	$30	$-	$74	$-

SILICON IMAGE, INC.
GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME RECONCILIATION
(In thousands, except per share amounts)
Unaudited

	Three Months Ended			Six Months Ended
	June 30, 2014	March 31, 2014	June 30, 2013	June 30, 2014	June 30, 2013
GAAP net income (loss)	$1,073	$(99)	$4,193	$974	$3,489
Non-GAAP adjustments:
Stock-based compensation expense (1)	2,328	3,067	2,418	5,395	5,342
Amortization of intangible assets (2)	735	433	480	1,168	981
Amortization of intangible assets of an unconsolidated affiliate (2)	-	40	41	40	76
Strategic initiative and acquisition related expenses (2)	138	-	-	138	-
Gain from business acquisition (2)	(361)	-	-	(361)	-
Restructuring expense (recoveries) (3)	69	99	-	168	(7)
Other than temporary impairment of a privately held company investment (3)	-	-	1,500	-	1,500
Other income from prepaid royalty settlement (3)	(639)	-	-	(639)	-
Proceeds from legal settlement (3)	-	-	(1,275)	-	(1,275)
Non-GAAP net income before tax adjustments	3,343	3,540	7,357	6,883	10,106
Tax adjustments (4)	38	726	(886)	764	(491)
Non-GAAP net income	$3,381	$4,266	$6,472	$7,647	$9,615

Non-GAAP net income per share — basic	$0.04	$0.05	$0.08	$0.10	$0.12
Non-GAAP net income per share — diluted	$0.04	$0.05	$0.08	$0.10	$0.12
Weighted average shares — basic	78,150	77,858	77,245	78,261	76,934
Weighted average shares — diluted	79,988	80,100	78,713	80,367	78,353

Stock-based compensation expense is composed of the following:
Cost of revenue	$148	$173	$153	$321	$288
Research and development	792	913	827	1,705	1,845
Selling, general and administrative	1,344	1,951	1,438	3,295	3,209
Restructuring expense	44	30	-	74	-
Total	$2,328	$3,067	$2,418	$5,395	$5,342

Discussion of Non-GAAP Financial Measures

(1)
Stock-Based Compensation Related Items: Stock-based compensation expense relates primarily to equity awards, such as stock options and restricted stock units. Stock-based compensation is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond our control. As such, management excludes this item from our internal operating forecasts and models. Management believes that non-GAAP measures adjusted for stock-based compensation provide investors with a basis to measure our core performance against the performance of other companies without the variability created by stock-based compensation as a result of the variety of equity awards used by companies and the varying methodologies and subjective assumptions used in determining such non-cash expense.

(2)
Strategic Initiatives and Acquisition Related Items: We exclude certain expense items resulting from our strategic initiatives and acquisitions including the following, when applicable: (i) amortization of purchased intangible assets associated with our acquisitions or relating to our unconsolidated affiliates, (ii) strategic initiatives and acquisition-related charges, and (iii) gain from business acquisition. The amortization of purchased intangible assets associated with our acquisitions results in our recording expenses in our GAAP financial statements that were already expensed by the acquired company before the acquisition and for which we have not expended cash. Moreover, had we internally developed the products acquired, the amortization of intangible assets, and the expenses of uncompleted research and development would have been expensed in prior periods. Accordingly, we analyze the performance of our operations in each period without regard to such expenses. In addition, our strategic initiatives and acquisitions result in non-continuing operating expenses, which would not otherwise have been incurred by us in the normal course of our business operations. In the second quarter of fiscal 2014, we finalized the acquisition of the remaining ownership interest in UpdateLogic, Inc., resulting in acquisition-related charges and gain from business acquisition. We do not expect expenses of similar nature to be paid or gain of similar nature to be received in our normal course of business and consider it infrequent and non-recurring. We believe that providing non-GAAP information for strategic initiatives and acquisition-related expense items and gain from business acquisition in addition to the corresponding GAAP information allows the users of our financial statements to better review and understand the historic and current results of our continuing operations, and also facilitates comparisons to less acquisitive peer companies.

(3)
Other Items: We exclude certain other items that are the result of either unique or unplanned events including the following, when applicable: (i) other than temporary impairment of a privately held company investment, (ii) other income from prepaid royalty settlement, (iii) proceeds from legal settlement and (iv) restructuring and related costs. It is difficult to estimate the amount or timing of these items in advance. Other than temporary impairment of a privately held company investment was recorded due to the conclusion that the possibility is remote that we will exercise our warrants to purchase the entity’s preferred stock or that we will realize any other value from these investments. Other income from prepaid royalty settlement relates to the termination of an HDMI rebate agreement with one of the HDMI adopters. Proceeds from legal settlement relates to our acquisition of SiBEAM, Inc. on May 16, 2011. We do not expect other income or proceeds of similar nature to be recognized or received in our normal course of business and consider it infrequent and non-recurring. Restructuring charges result from events which arise from unforeseen circumstances, which often occur outside of the ordinary course of continuing operations. Although these events are reflected in our GAAP financials, these unique transactions may limit the comparability of our on-going operations with prior and future periods. As such, we believe that these expenses do not accurately reflect the underlying performance of our continuing operations for the period in which they are incurred. We assess our operating performance both with these amounts included and excluded, and by providing this information, we believe the users of our financial statements are better able to understand the financial results of what we consider our continuing operations.

(4)
Tax adjustments: For the three and six months ended June 30, 2014 and June 30, 2013 and the three months ended March 31, 2014, our non-GAAP tax rate was approximately 30% of non-GAAP pre-tax income. Non-GAAP tax rate is primarily based on net expected cash flow for income taxes.

SILICON IMAGE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
Unaudited

	June 30, 2014	December 31, 2013
ASSETS
Current Assets:
Cash and cash equivalents	$93,348	$82,220
Short-term investments	47,367	56,003
Accounts receivable, net	25,963	34,729
Inventories	23,710	11,727
Prepaid expenses and other current assets	5,775	7,733
Deferred income taxes	631	191
Total current assets	196,794	192,603
Property and equipment, net	14,369	14,676
Deferred income taxes, non-current	-	4,368
Intangible assets, net	18,250	10,348
Goodwill	30,458	21,646
Other assets	6,354	8,498
Total assets	$266,225	$252,139

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$16,580	$12,894
Accrued and other current liabilities	26,828	20,622
Deferred margin on sales to distributors	11,086	9,634
Deferred license revenue	1,889	2,742
Total current liabilities	56,383	45,892
Other long-term liabilities	13,650	16,522
Total liabilities	70,033	62,414
Stockholders’ equity	196,192	189,725
Total liabilities and stockholders’ equity	$266,225	$252,139

SILICON IMAGE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
Unaudited

	Six Months Ended June 30,
	2014	2013
Cash flows from operating activities:
Net income	$974	$3,489
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation	3,106	3,127
Stock-based compensation expense	5,395	5,342
Amortization of investment premium	487	578
Tax benefits from employee stock-based transactions	76	182
Other than temporary impairment of a privately held company investment	-	1,500
Amortization of intangible assets	1,798	1,384
Non-operating proceeds from legal settlement	-	(1,275)
Gain from business acquisition	(361)	-
Deferred income taxes	(440)	-
Excess tax benefits from employee stock-based transactions	(76)	(182)
Realized gain on sale of short-term investments	-	(143)
Equity in net loss of unconsolidated affiliate	150	259
Others	(21)	283
Changes in assets and liabilities:
Accounts receivable	9,108	10,421
Inventories	(11,983)	(4,734)
Prepaid expenses and other assets	1,927	1,418
Accounts payable	3,823	4,536
Accrued and other liabilities	5,673	(2,316)
Deferred margin on sales to distributors	1,452	3,067
Deferred license revenue	(1,958)	41
Cash provided by operating activities	19,130	26,977
Cash flows from investing activities:
Proceeds from sales of short-term investments	13,796	48,330
Purchases of short-term investments	(5,798)	(26,588)
Cash used in business acquisition, net of cash acquired	(13,464)	-
Purchases of property and equipment	(2,797)	(2,466)
Proceeds from legal settlement	-	1,275
Investment in privately-held companies	-	(500)
Cash paid for assets purchased from a privately-held company	-	(300)
Purchase of intellectual properties	-	(1,513)
Cash provided by (used in) investing activities	(8,263)	18,238
Cash flows from financing activities:
Proceeds from employee stock program	3,453	3,090
Excess tax benefits from employee stock-based transactions	76	182
Repurchase of restricted stock units for income tax withholding	(974)	(1,332)
Payment to acquire treasure shares	(2,377)	-
Cash paid to settle contingent consideration liabilities	(18)	(45)
Cash provided by financing activities	160	1,895
Effect of exchange rate changes on cash and cash equivalents	101	(233)
Net increase in cash and cash equivalents	11,128	46,877
Cash and cash equivalents — beginning of period	82,220	29,069
Cash and cash equivalents — end of period	$93,348	$75,946
Supplemental cash flow information:
Cash payment for income taxes	$(3,710)	$(2,705)
Restricted stock units vested	$2,936	$3,902
Property and equipment and other assets purchased but not paid for	$603	$688
Unrealized gain (loss) on short-term investments	$13	$(435)